Exhibit 5.1

OPINION OF NICHOLAS J. CAMERA, ESQ.

April 18, 2007

The Interpublic Group of Companies, Inc.

1114 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

In my capacity as General Counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), I have been asked to render this opinion as to the legality of the securities being registered under a Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act. The Registration Statement relates to the registration under the Securities Act of 525,000 shares of the Company’s 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock (the “Preferred Shares”) and shares of Common Stock, par value $0.10 per share (the “Common Stock”), of the Company, into which the Preferred Shares are convertible.

The Preferred Shares were issued by the Company in accordance with the terms set forth in the Certificate of Designations of 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock (the “Certificate of Designations”), filed by the Company with the Secretary of State of the State of Delaware on October 24, 2005.

In arriving at the opinions expressed below, I have reviewed the following documents:

(a)	the Registration Statement (including its exhibits);

(b)	the Restated Certificate of Incorporation of the Company, as amended through October 24, 2005, incorporated by reference as Exhibit 4.1 to the Registration Statement;

(c)	the By-Laws of the Company, as amended through March 23, 2006, incorporated by reference as Exhibit 4.2 to the Registration Statement; and

(d)	the Certificate of Designations (including as an exhibit thereto the form of Series B Preferred Stock Certificate), incorporated by reference as Exhibit 4.3 to the Registration Statement.

In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed and (ii) that the Preferred Shares conform to the form thereof that I have reviewed and were duly authenticated in accordance with the terms set forth in the Certificate of Designations.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, I am of the opinion that (i) the Preferred Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable and (ii) the shares of Common Stock reserved for issuance upon conversion of the Preferred Shares have been duly authorized and reserved by all necessary corporate action of the Company and, when issued upon conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of the Common Stock will not be subject to any preemptive or similar rights.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the Delaware General Corporation Law, the federal law of the United States of America or the laws of the State of New York), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York, and, where necessary, the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary